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EXHIBIT 23.1

                             HOIBERG BUSINESS GROUP

1 October 2001

To Board of Directors
Save the World Air, Inc.

We hereby consent to the use incorporated by reference in this Form S-8 of our Report dated April 15, 2001, relating to the consolidated financial statements of Save the World Air, Inc. and consolidated subsidiaries.

Yours Faithfully,

/s/ Kevin Hoiberg

KEVIN HOIBERG
Auditor

                         HBG Pty Ltd ABN 91 939 940 251
        (as trustee for the Hoiberg Business Group Discretionary Trust)
                       PO Box 701, Maroochydore, Qld 4558
       Suite 19, Plaza Home Centre, 27 Evans Road, Maroochydore, Qld 4558
            Tel 07 5443 7600 Fax 07 5443 2435 Email admin@HBG.com.au